Exhibit 99.1

Contact:
Jody Cain
LHA Investor Relations
310-691-7100
jcain@lhai.com

PDL BioPharma to Complete Spin-Off of LENSAR, Inc. on October 1, 2020

Declares Record Date of September 22, 2020 and Expected Share Distribution Date of October 1, 2020

Conference call with slide presentation today beginning at 4:30 p.m. Eastern time

INCLINE VILLAGE, Nev. (September 10, 2020) - PDL BioPharma, Inc. (“PDL” or the “Company”) (Nasdaq: PDLI) announced that its Board of Directors has approved the separation of LENSAR, Inc. (“LENSAR”), a majority owned subsidiary of PDL, from PDL in the form of a dividend involving the distribution of all outstanding shares of LENSAR common stock owned by PDL to holders of PDL common stock. Under the terms of the distribution:
•LENSAR common stock is expected to be distributed on October 1, 2020 to PDL stockholders of record as of 5:00 p.m. Eastern Time on September 22, 2020, the record date for the distribution.
•PDL stockholders will receive 0.075879 shares of LENSAR common stock for every one share of PDL common stock held by such holders (after giving effect to a one-for-nine reverse split of LENSAR’s common stock effected on September 9, 2020).

“The decision by the PDL Board of Directors to spin off LENSAR is the result of the comprehensive strategic process conducted in partnership with our financial advisors at SVB Leerink,” commented Dominique Monnet, PDL’s President and Chief Executive Officer. “We are excited about LENSAR’s growth potential as an innovation leader in cataract surgery and its opportunities as a well-capitalized, publicly traded company.”

“PDL has been an incredibly supportive parent to LENSAR at a critical time during the execution of our growth strategy,” said Nicholas T. Curtis, LENSAR’s Chief Executive Officer. “We believe the decision to fund the development of our GEN2 device ALLY™ will prove to have long-term impact on the way cataract surgery is thought of and performed globally. We are excited to move forward and take the company to the next level as an independent company with the aspiration of becoming the technology leader in both the premium and conventional cataract surgery markets.”

Immediately after the distribution is completed, LENSAR will be an independent, publicly traded company, and “regular-way” trading of LENSAR’s common stock will begin the first trading day after the completion of the distribution. The LENSAR stock is expected to be listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LNSR.”

SVB Leerink is serving as financial advisor to PDL in connection with the spin-off of LENSAR.

Distribution of LENSAR Shares to PDL Stockholders

As stated above, PDL stockholders of record as of 5:00 p.m., Eastern time on September 22, 2020 (the “record date”) will be entitled to receive 0.075879 shares of LENSAR common stock for every one share of PDL common stock held by such holders.

No action is required by PDL stockholders to receive the shares of LENSAR common stock in the distribution. PDL stockholders will not be required to pay for the LENSAR shares or to surrender any shares of PDL stock. The distribution will be made in book-entry form.

Fractional shares of LENSAR common stock will not be distributed. Fractional shares of LENSAR common stock that would otherwise be distributed to PDL stockholders will be aggregated and sold in the public market by the transfer agent. The aggregate net proceeds of these sales will be distributed ratably as cash payments to the stockholders who would otherwise have received fractional interests. PDL stockholders should consult their tax advisors with respect to U.S. federal, state, local and non-U.S. tax consequences of the distribution.

Trading of PDL and LENSAR Common Stock

There is currently no market for LENSAR’s common stock. LENSAR expects its common stock to begin trading on a “when-issued” basis shortly before the September 22, 2020 record date under the ticker “[LNSRV].” “When-issued” trading of LENSAR common stock will continue until the distribution occurs. LENSAR “when-issued” trades will settle after the distribution date with newly issued shares of LENSAR.

Beginning shortly before the September 22, 2020 record date and continuing through the distribution date, it is expected that there will be two ways to trade PDL common stock – either with or without the right to receive shares of LENSAR common stock in the distribution. Stockholders who sell their shares of PDL common stock in the “regular-way” market (that is, the normal trading market on the Nasdaq Stock Market LLC under the symbol “PDLI”) after the record date and on or prior to the distribution date will be selling their right to receive shares of LENSAR common stock in connection with the distribution. It is anticipated that stockholders may also trade their shares of PDL common stock ex-distribution (that is, without the right to receive the shares of LENSAR common stock in the distribution) during that period under the symbol “[PDLIV].”

Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling PDL or LENSAR common stock prior to the distribution date.

The completion of the distribution is subject to the satisfaction or waiver of a number of conditions, including, among the others described in the Information Statement included in the Form 10 filed by LENSAR, the declaration by the SEC of the effectiveness of the Form 10, the LENSAR common stock being accepted for listing on the Nasdaq exchange and final approval by the PDL Board of Directors that the distribution remains in the best interest of PDL and its stockholders and that the distribution is still advisable.

Conference Call and Webcast

Dominique Monnet, PDL’s President and CEO, and Nick Curtis, LENSAR’s CEO, will hold a joint conference call to discuss this announcement and provide a business update on LENSAR at 4:30 p.m. Eastern time today, Thursday, September 10, 2020. Slides to accompany the conference call will be available in the Investor Relations section of https://www.pdl.com/.

To access the live conference call via phone, please dial 866-777-2509 from the United States or 412-317-5413 internationally. The conference ID is 10147821. A telephone replay will be available for one week beginning approximately one hour after the completion of the call and can be accessed by dialing 877-344-7529 from the U.S., 855-669-9658 from Canada or 412-317-0088 internationally. The replay passcode is 10147821.

To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of https://www.pdl.com/ and select "Events & Presentations."

About LENSAR, Inc.

LENSAR, Inc. is a global leader in next generation femtosecond cataract laser technology for refractive cataract surgery. The LENSAR Laser System with Streamline IV offers cataract surgeons automation and customization options for their astigmatism treatment planning and other essential steps of the refractive cataract surgery procedure with the highest levels of precision, accuracy, and efficiency. These features assist surgeons in managing astigmatism treatments and optimizing overall visual outcomes. The LENSAR Laser System has been cleared by the U.S. Food and Drug Administration for anterior capsulotomy, lens fragmentation, and corneal and arcuate incisions. For other indications, it is an investigational device limited by U.S. law to investigational use only.

LENSAR is developing its next-generation system ALLY™, which is expected to broaden the addressable market to include all cataract procedures. ALLY will integrate in a single, compact mobile workstation an enhanced femtosecond laser and a well-known, high-performance technology phacoemulsification system, providing surgeons with the ability to switch seamlessly between the two technologies. LENSAR's intellectual property secures a premier technology position for developing and commercializing this disruptive technology.

For more information please visit https://www.lensar.com/

NOTE: LENSAR, the LENSAR logo, the LENSAR Cataract Laser with Augmented Reality logo, Streamline, IntelliAxis, and IntelliAxis Refractive Capsulorhexis are registered trademarks and Intelligent Incisions, and Augmented Reality are trademarks of LENSAR, Inc.

About PDL BioPharma, Inc.

Throughout its history, PDL’s mission has been to improve the lives of patients by aiding in the successful development of innovative therapeutics and healthcare technologies. PDL BioPharma was founded in 1986 as Protein Design Labs, Inc. when it pioneered the humanization of monoclonal antibodies, enabling the discovery of a new generation of targeted treatments that have had a profound impact on patients living with different cancers as well as a variety of other debilitating diseases. In 2006, the Company changed its name to PDL BioPharma, Inc.

As of December 2019, PDL ceased making additional strategic transactions and investments and is pursuing a formal process to unlock the value of its portfolio by monetizing its assets and ultimately distributing net proceeds to stockholders in the form of cash or equity.

For more information please visit https://www.pdl.com/

NOTE: PDL, PDL BioPharma, the PDL logo and associated logos and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary to, PDL BioPharma, Inc. which reserves all rights therein.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including as it relates to the Company’s proposed plan of liquidation and the expected terms and timing of the proposed spin-off of LENSAR. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company’s assets and business, including the implementation or success of the Company’s monetization strategy/plan of complete liquidation, are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the SEC on March 11, 2020 and August 10, 2020, respectively, and subsequent filings, and in the Information Statement included in the Form 10 filed by LENSAR. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.